UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016 (March 28, 2016)
  SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 28, 2016, SunEdison, Inc. (the “Company”) received a subpoena from the U.S. Department of Justice (the “DOJ”) seeking information and documentation relating to: (i) certain financing activities in connection with the Company's acquisition of Vivint Solar, Inc., (ii) the conduct of a former non-executive employee who is alleged to have committed wrongdoing in connection with the Vivint termination negotiations, (iii) the previously disclosed investigations by the Company's audit committee, (iv) intercompany transactions involving the Company and each of TerraForm Power Inc. and TerraForm Global Inc. and (v) the financing of the Company's Uruguay projects in connection with project costs and equity contributions that remain to be contributed by the Company and the DOJ may have additional requests. Also, the Company has received a nonpublic, informal inquiry from Securities and Exchange Commission (the "SEC") covering similar areas. The Company and the board of directors intend to cooperate with the DOJ’s inquiry and the SEC investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2016	SUNEDISON, INC.
		By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary